EXHIBIT 5.1

December 22, 2025

Upexi, Inc.

3030 North Rocky Point Drive, Suite 420

Tampa, Florida 06484

Re: Registration Statement on Form S-3 of Upexi, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Upexi, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to $1,000,000,000 principal amount of securities consisting of (i) shares of common stock of the Company, par value $0.00001 per share (the “Common Shares”); (ii) shares of preferred stock of the Company, par value $0.00001 per share (the “Preferred Shares”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Shares, Preferred Stock and/or Debt Securities of the Company (the “Warrants”); and (v) units comprised of Common Shares, Preferred Shares, Debt Securities and Warrants (the “Units”, and collectively with the Common Shares, Preferred Stock, Debt Securities and Warrants, the “Securities”). The Common Shares, Preferred Shares, Debt Securities, Warrants and Units may be issued and sold or delivered from time to time as set forth in the Registration Statement, and any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Securities Act Rules”).

The Debt Securities will be issued in one or more series pursuant to an indenture (as amended or supplemented from time to time) (the “Indenture”) to be entered into between the Company and a trustee to be named (the “Trustee”). The Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), by and between the Company and the other parties to the Warrant Agreement.

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Certificate of Incorporation of the Company, as amended to date and currently in effect (the “Certificate of Incorporation”), (ii) the By-laws of the Company currently in effect (the “By-laws”), and records of certain of the Company’s corporate proceedings as reflected in its minute books; and (iii) the Registration Statement, in the form it is to be filed with the Commission on the date hereof. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

We have assumed for purposes of this opinion that (i) each of the parties to the Warrant Agreement and the Indenture, other than the Company, are or will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Indenture and any supplemental indentures thereto will be duly authorized, executed and delivered by the Trustee and will constitute a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iii) the Warrant Agreement will be duly authorized, executed and delivered by each of the parties to the Warrant Agreement (other than the Company) and will constitute a legally valid and binding obligation of such parties, enforceable against such parties in accordance with its terms; (iv) the Trustee and the parties to the Warrant Agreement are or will be duly qualified to engage in the activities contemplated by the Indenture and the Warrant Agreement; (v) the Trustee and the parties to the Warrant Agreement (other than the Company) have or will have the requisite organizational and legal power and authority to perform its obligations under the Indenture and warrant Agreement, respectively; (vi) the Trustee is or will be qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 will be properly filed as an exhibit to the Registration Statement; and (viii) any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Offered Debt Securities (as defined below) will have been established so as not to violate, conflict with or constitute a default under (a) any agreement or instrument to which the Company or their properties are subject, (b) any law, rule or regulation to which the Company is subject, (c) any judicial or regulatory order or decree of any governmental authority or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Based upon and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1. With respect to any Common Shares, (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) when an appropriate Prospectus Supplement with respect to the Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Common Shares are to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) when the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Shares and related matters; (v) if the issuance and sale of the Common Shares does not violate any applicable law or the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) upon the due issuance and delivery of the Common Shares, upon payment of adequate consideration therefore (not less than the par value of the Common Shares) in accordance with the Registration Statement and Prospectus Supplement and, if applicable, a definitive underwriting agreement approved by the Board of Directors of the Company, the Common Shares when issued will be validly issued, fully paid and non-assessable.

2. With respect to any series of Preferred Shares (the “Offered Preferred Shares”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) that the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, that the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Preferred Shares and related matters; (v) the issuance and sale of the Offered Preferred Shares does not violate any applicable law or the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the due issuance and delivery of the Offered Preferred Shares, upon payment of adequate consideration therefore (not less than the par value of the Offered Preferred Shares) in accordance with the Registration Statement and Prospectus Supplement and, if applicable, a definitive underwriting agreement approved by the Board of Directors of the Company, the Offered Preferred Shares when issued will be validly issued, fully paid and non-assessable.

3. With respect to any series of Debt Securities (the “Offered Debt Securities”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) when an appropriate Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) provided each Indenture and any supplemental indenture in respect of such Offered Debt Securities provides that it shall be governed by New York law, that courts other than New York courts will give effect to such choice of law, and shall have been duly authorized, executed and delivered by each party thereto; (vi) provided the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) provided the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4. With respect to any Warrants, (i) when the Warrant Agreement has been duly authorized, executed, and delivered by the Company, (ii) provided the specific terms of a particular issuance of Warrants have been duly established by a Warrant Agreement in accordance with applicable law (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants), duly authenticated by the parties to the Warrant Agreement and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) when the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming (a) that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), b) that the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (c) that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute valid and binding obligations of the Company.

5. With respect to any Units, (i) provided agreements to purchase Units (the “Unit Agreements”) have been duly authorized, executed, and delivered by the Company, (ii) when the specific terms of a particular issuance of Units have been duly established by such Unit Agreements in accordance with applicable law (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Units), and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreements and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) when the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming (a) that the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) that the Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (c) that the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Units will constitute valid and binding obligations of the Company.

We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture, any supplemental indenture, or the Offered Debt Securities that requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (i) the waiver of rights and defenses contained in the Indenture or Offered Debt Securities or (ii) provisions of the Indenture or Offered Debt Securities relating to severability.

The opinions set forth herein are subject to the following additional qualifications, assumptions and exceptions:

1. the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors' generally; and

2. the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus, which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations. The opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

This opinion is rendered solely for your benefit and may not be relied upon by any person or entity other than the addressee hereof. Without our prior written consent, except in a legal proceeding regarding the contents hereof, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity. This opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. We disclaim any requirement to update this opinion subsequent to the date hereof or to advise you of any change in any matter set forth herein.

Very truly yours,

LUCOSKY BROOKMAN LLP

/s/ Lucosky Brookman LLP